

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of September 30, 1997 and the related Statements of Consolidated Income,
Retained Earnings and Cash Flows for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000022606
<NAME>     Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   16,935,815
<OTHER-PROPERTY-AND-INVEST>                  1,983,100
<TOTAL-CURRENT-ASSETS>                       1,375,618
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               2,953,820
<TOTAL-ASSETS>                              23,248,353
<COMMON>                                     2,677,851
<CAPITAL-SURPLUS-PAID-IN>                    2,207,742
<RETAINED-EARNINGS>                          1,270,348
<TOTAL-COMMON-STOCKHOLDERS-EQ>               6,155,941
<PREFERRED-MANDATORY>                          177,899
<PREFERRED>                                    507,053
<LONG-TERM-DEBT-NET>                         5,641,702<F2>
<SHORT-TERM-NOTES>                               7,750
<LONG-TERM-NOTES-PAYABLE>                            0<F2>
<COMMERCIAL-PAPER-OBLIGATIONS>                  35,000
<LONG-TERM-DEBT-CURRENT-PORT>                  481,612
<PREFERRED-STOCK-CURRENT>                       30,688
<CAPITAL-LEASE-OBLIGATIONS>                    495,431
<LEASES-CURRENT>                               140,795
<OTHER-ITEMS-CAPITAL-AND-LIAB>               9,574,482<F3>
<TOT-CAPITALIZATION-AND-LIAB>               23,248,353
<GROSS-OPERATING-REVENUE>                    5,503,586
<INCOME-TAX-EXPENSE>                           298,658<F4>
<OTHER-OPERATING-EXPENSES>                   4,392,861
<TOTAL-OPERATING-EXPENSES>                   4,695,611
<OPERATING-INCOME-LOSS>                        807,975
<OTHER-INCOME-NET>                            (26,029)<F4><F5>
<INCOME-BEFORE-INTEREST-EXPEN>                 786,038
<TOTAL-INTEREST-EXPENSE>                       370,547
<NET-INCOME>                                   415,491
<PREFERRED-STOCK-DIVIDENDS>                     45,914
<EARNINGS-AVAILABLE-FOR-COMM>                  369,577
<COMMON-STOCK-DIVIDENDS>                       257,072
<TOTAL-INTEREST-ON-BONDS>                            0<F6>
<CASH-FLOW-OPERATIONS>                       1,618,416
<EPS-PRIMARY>                                     1.73
<EPS-DILUTED>                                        0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> $826,732 thousand of notes and long-term note payable to banks is included in LONG-TERM-DEBT-NET.

<F3> Includes $350,000 thousand of company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

<F4> A tax benefit of $4,092 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F5> Includes $21,433 thousand of provision for preferred securities dividends of subsidiary trusts.

<F6> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.

